AGREEMENT FOR PURCHASE OF PROPERTY

by and between

NORTHWAY MINING, LLC
a New York limited liability company

and

CSX4236 MOTORCYCLE SALVAGE, LLC
a New York limited liability company

AGREEMENT FOR PURCHASE OF PROPERTY

This AGREMENT FOR PURCHASE OF PROPERTY (the "Agreement") is dated as of this 1st day of August, 2018 by and among NORTHWAY MINING, LLC, a New York limited liability company ("NMLLC"), CSX4236 MOTORCYCLE SALVAGE, LLC, a New York limited liability company, ("CSX"), and the members of CSX (the "MEMBERSHIP") who hold 100% of the CSX ownership interest. (NMLLC, CSX and the MEMBERSHIP may be referred to herein as a "party" and collectively as the "parties", and NMLLC and CSX may be individually referred to herein as a "Company" or collectively as the "Companies".)

RECITALS

A. WHEREAS, CSX owns the real estate property and buildings located at 707 Flats Road, Athens NY 12015, as more fully described on Exhibit A (the "Property"); and

B. WHEREAS, NMLLC has entered into that certain separate Contract of Sale, dated 1st, 2018, by and between NMLLC and CSX, (the "Sales Contract") wherein NMLLC upon the closing of the Sales Contract whereupon NMLLC shall be obligated to purchase the Property for the remainder of the outstanding balance on the Property's mortgage, which as of the Effective Date is approximately $134,900.00 (the "Purchase Price"), not including closing expenses and taxes, and thereby becomes the owner of the Property. CSX shall remain liability for all expenses related to the Property, including its pro-rata portion of any and all taxes up to the Closing Date (as hereinafter defined).

I. Terms and Conditions of the Agreement

NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein to which the parties have agreed, the Companies do hereby agree to the following:

1.1. ***Recitals.*** The NMLLC, the MEMBERSHIP and CSX acknowledge and warrant that the preceding Recitals are true and correct and are incorporated herein by reference.

1.2. ***Fundamental Terms and Conditions of Agreement.***

(a) As a result of the Sales Contract Assignment, NMLLC shall directly purchase the Property for the Purchase Price and become its sole owner. No use of the Property or rental or lease in whole or in part shall be allowed by the NMLLC except as approved by NMLLC in writing, and the MEMBERSHIP agrees that the Property and its address shall not be used by any other entity for any purpose whatever without the written authorization of NMLLC.

(c) At Closing, NMLLC shall agree to pay directly or through a subsidiary, the amount of the Purchase Price to CSX over a period of six (6) months in monthly installments.

1.3. ***Approvals.*** Pursuant to applicable statutory provisions, this Agreement shall require the approval of the MEMBERSHIP, CSX and membership of NMLLC respectively. The conditions of the applicable statutes of the State of New York have been complied with as follows:

(a) The boards of directors of each respective Company have recommended to each Company's respective membership that this Agreement be approved by a vote of each, as attested thereto, and such Agreement has been subsequently thereby approved by a unanimous vote of the board of directors, membership and/or shareholders of each Company; and

(b) This Agreement does not conflict with, or make changes to, the Articles of Organization of either Company, as amended, or the Bylaws or Operating Agreement respectively of either Company.

1.4. ***Record Date of Agreement.*** The record date of the Agreement shall be the Closing Date (as hereinafter defined).

2. ***The Closing.***

2.1. *Place and Time.* The closing of the Agreement shall occur not later than the close of business (EDT) on Friday, August 31, 2018, or at such date and time as the parties may agree in writing (the "Closing Date").

2.2. *Deliveries by CSX at Closing to NMLLC.* At the Closing, CSX shall deliver the following:

(a) a resolution of the MEMBERSHIP in form and substance as agreed to by the parties authorizing and ratifying this Agreement;

(b) all other documents, instruments and writings required by this Agreement to be delivered by CSX at the Closing.

2.3. *Deliveries by NMLLC at Closing to CSX.* At the Closing, NMLLC shall deliver the following:

(a) a resolution of the MEMBERSHIP in form and substance as agreed to by the parties authorizing and ratifying this Agreement;;

(b) all other documents, instruments and writings required by this Agreement to be delivered by NMLLC at the Closing.

3. ***Conditions to NMLLC's Obligations.***

The obligations of NMLLC to consummate the Closing shall be subject to the satisfaction, at or prior to the Closing, of the following conditions, any one or more of which may be waived by NMLLC:

3.1. *No Injunction*. There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prevents the consummation of the transactions contemplated hereby; no litigation or proceedings seeking the issuance of such an injunction, order or decree or seeking to impose substantial penalties on NMLLC or CSX if this Agreement is consummated shall be pending.

3.2. NMLLC shall have performed and complied in all material respects with the obligations contained in this Agreement.

3.3. *Representations, Warranties and Agreements of NMLLC.*

The representations and warranties of NMLLC set forth in this Agreement shall be true and complete in all material respects as of the Closing Date, including, but not limited to, the following:

(a) Organization. NMLLC is a corporation duly organized, validly existing and in good standing under the laws of New York and has all necessary corporate powers to beneficially control and own its properties and to carry on its business as now owned and operated by it, and is duly qualified and registered to do business in the State of Colorado, holding all necessary business permits and certifications required under law and regulation to conduct its business, and is in good standing in each of the political geographic locales where its business requires qualification.

(b) Certain Agreements. NMLLC is not in default of any contract, agreement, undertaking or arrangement to which it is bound wherein such default could be reasonably expected to have a Material Adverse Effect (as defined in Section 6) on the business, assets, properties, operations, results of operations, condition (financial or otherwise) or prospects of NMLLC.

3.4. *Regulatory Approvals*. All licenses, authorizations, consents, orders and regulatory approvals of Governmental Bodies necessary for the consummation of the Agreement shall have been obtained and shall be in full force and effect.

3.5. *Authority and Approval of NMLLC Membership.* The membership of NMLLC has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and NMLLC has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of NMLLC and is enforceable in accordance with its terms and conditions. The transactions described herein shall be approved byits membership, which approval shall be delivered at Closing.

4. ***Conditions to CSX's Obligations.***

The obligations of CSX to consummate the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by NMLLC:

(a) *No Injunction.* There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prevents the consummation of the transactions contemplated hereby; no litigation or proceedings seeking the issuance of such an injunction, order or decree or seeking to impose substantial penalties on NMLLC or CSX if this Agreement is consummated shall be pending.

(b) CSX shall have performed and complied in all material respects with the agreements and obligations contained in this Agreement which are required to be performed and/or complied with by it at, or prior to, the Closing.

4.2. *Representations, Warranties and Agreements of CSX.*

The representations and warranties of CSX set forth in this Agreement shall be true and complete in all material respects as of the Closing Date, including, but not limited to, the following:

(a) Organization. CSX is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York and has all necessary corporate powers to beneficially control and own its properties and to carry on its business as now owned and operated by it, and is duly qualified and registered to do business in New York State, holding all necessary business permits and certifications required under law and regulation to conduct its business, and is in good standing in each of the political geographic locales where its business requires qualification.

(b) Certain Agreements. CSX is not in default of any contract, agreement, undertaking or arrangement to which it is bound wherein such default could be reasonably expected to have a Material Adverse Effect (as defined in Section 6) on the business, assets, properties, operations, results of operations, condition (financial or otherwise) or prospects of CSX.

4.3. *Regulatory Approvals.* All licenses, authorizations, consents, orders and regulatory approvals of Governmental Bodies necessary for the consummation of the Agreement shall have been obtained and shall be in full force and effect.

4.4. *Authority and Approval of CSX Membership.* The MEMBERSHIP of CSX has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and CSX has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of CSX and is enforceable in accordance with its terms and conditions. The transactions described herein shall be approved by the MEMBERSHIP, which approval shall be delivered at Closing.

5. ***Conduct of Business Prior to the Closing.***

5.1. *Notice of Non-Compliance.* Each party shall give prompt notice to the other party of any representation or warranty made by it in this Agreement becoming untrue or inaccurate in any respect or the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

6. ***Definitions.***

As used in this Agreement, the following terms have the meanings specified or referred to as follows:

6.1. "**Governmental Body.**" Any domestic or foreign national, state or municipal or other local government or multi-national body, or any subdivision, agency, commission or authority thereof.

6.2. "**Person.**" Any individual, corporation, partnership, joint venture, trust, association, unincorporated organization, other entity, or Governmental Body.

7. ***Termination.***

7.1. *Termination.* This Agreement may be terminated prior to Closing only as follows:

(a) By written agreement of CSX and NMLLC at any time.

(b) By NMLLC, by notice to CSX at any time, if one or more of the conditions specified in Section 3 is not satisfied at the time at which the Closing would otherwise occur or if satisfaction of such a condition is or becomes impossible.

(c) By CSX, by notice to NMLLC at any time, if one or more of the conditions specified in Section 4 is not satisfied at the time at which the Closing would otherwise occur of if satisfaction of such a condition is or becomes impossible.

7.2. *Effect of Termination*. If this Agreement is terminated pursuant to Section 7.1, this Agreement shall terminate without any liability or further obligation of any party to another.

8. ***Notices.*** All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given, (a) if delivered in person or by courier, (b) if sent by nationally recognized overnight delivery service, (c) if mailed by certified or registered mail, postage prepaid, return receipt requested, or (d) if transmitted by facsimile with receipt confirmed, as follows:

a. If to NMLLC:

Northway Mining, LLC
c/o 20200 Dixie Highway, Suite 906
Miami, FL 33180
ATTN: Dror Svorai

b. If to CSX4236 MOTORCYCLE SALVAGE, LLC

CSX4236 Motorcycle Salvage, LLC
707 Flats Road
Athens New York 12015
ATTN: Michael Maranda

or to such other address as the Party to be notified shall have furnished to the other Parties in writing. Any notice given in accordance with the foregoing shall be deemed to have been given, (i) at the time of delivery, when delivered in person or by courier, (ii) one business day after sending by nationally recognized overnight delivery service, (iii) three business days following the date on which it shall have been mailed by certified or registered mail, postage prepaid, return receipt requested, or (iv) at the time of transmittal, when transmitted by facsimile with receipt confirmed.

9. ***Miscellaneous.***

9.1. *Expenses*. Each party shall bear its own expenses incident to the preparation, negotiation, execution and delivery of this Agreement and the performance of its obligations hereunder.

9.2. *Captions*. The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this agreement.

9.3. *Choice of Law and Venue*. The parties hereto agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, shall be exclusively governed by Florida law without respect to its conflict of law provisions. The parties hereto further agree to submit to personal jurisdiction in the state or federal courts in Miami-Dade County, Florida as such courts shall serve as the exclusive venue for all dispute resolution.

9.4. *Attorney's Fees*. In the event of any court proceeding to enforce the terms hereof or of any dispute hereunder, the prevailing party in such proceeding and/or dispute shall be entitled to recover its expenses associated therewith including, without limitation, reasonable attorneys' and paralegals' fees and costs through and including all trial and appellate levels and post-judgment proceedings.

9.5. *No Waiver*. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

9.6. *Entire Agreement and Modification*. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by both parties.

9.7. *Severability*. The provisions of this Agreement are severable and the unenforceability of any provision shall not affect the enforceability of any other provision hereof. In addition, in the event that any provision of this Agreement (or any portion thereof) is determined by a court to be unenforceable as drafted by virtue of the scope, duration, extent or character of any obligation contained herein, the parties acknowledge that it is their intention that such provision (or portion thereof) shall be construed in a manner designed to effectuate the purposes of such provision to the maximum extent enforceable under applicable law.

9.8. *Counterparts*. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

9.9. *Binding Effect*. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; provided that neither party may assign its rights hereunder without the consent of the other.

9.10. *Survival of Terms and Conditions*. All provisions, terms and conditions of this Agreement which by their text specify that they survive, or which need to do so to give full force and effect to their intent and effect, will survive the Closing or any termination of this Agreement, or until such provision, term or condition is fulfilled by the parties so obligated to do so to the satisfaction of the other parties hereto (the "Survival"). Such provisions, terms, and conditions includes, but are not limited to, the representations, warranties, covenants and agreements of the parties in this Agreement or in any instrument, certificate, opinion or other writing connected directly or indirectly to this Agreement.

9.11. *Further Assurances.* The parties hereto shall cooperate with one another at reasonable times and on reasonable conditions and shall promptly execute and deliver such instruments and documents as may be reasonably necessary in order to fully carry out the intent and purposes of this Agreement, the relationship contemplated hereunder, and any and all provisions contained herein.

9.12. *Authority to Bind.* A responsible officer and/or director of each party has read and understands the contents of this Agreement and is empowered and duly authorized to execute it on behalf of that party.

9.13. *No Interpretation Against Drafter*. There shall be no rule of interpretation against the drafter in drafting this Agreement. The parties hereto acknowledge they have had ample time to review this Agreement, make or negotiate any changes they deem necessary, and have had the opportunity to review this Agreement with their respective attorneys.

(This Space Intentionally Left Blank)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and entered into as of the Closing Date.

"NMLLC"	"CSX" and its "MEMBERSHIP"
Northway Mining, LLC a New York limited liability company	**CSX4236 Motorcycle Salvage, LLC** a New York limited liability company
By: ______________	By: ______________
Name: Dror Svorai	Name: Michael Maranda
Its: Member Holding Majority in Interest	Its: President and Sole Member